Exhibit 10(b) Consent of Auditors

                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Accountants and Financial Statements" in Post-Effective Amendment No. 7 under the Securities Act of 1933 and Post-Effective Amendment No. 8 under the Investment Company Act of 1940 to the Registration Statement (Form N-4 No. 333-472 19) and the related Prospectus and Statement of Additional Information of Separate Account VA-6NY of Transamerica Life Insurance Company of New York and to the use of our report dated March 31, 2000 with respect to the statutory-basis financial statements of Transamerica Life Insurance Company of New York and our report dated March 24, 2000 with respect to the financial statements of Separate Account VA-6NY, both included in the Statement of Additional Information.



         Los Angeles, California
         April 24, 2000